Exhibit 99.1
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE OLAPLEX HOLDINGS, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 2:23-cv-09712-SVW-SK

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF STOCKHOLDER DERIVATIVE MATTERS
AND SETTLEMENT HEARING
TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF OLAPLEX HOLDINGS INC. (“OLAPLEX” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: OLPX) AS OF APRIL 24, 2026, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT OLAPLEX SHAREHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.
YOUR RIGHTS MAY BE AFFECTED.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE MATTERS, OLAPLEX SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING PLAINTIFFS’ RELEASED CLAIMS.
THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
On April 24, 2026, Plaintiffs, nominal defendant Olaplex, Advent International Corporation, and the Individual Defendants entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle: the shareholder derivative actionsi styled Ciuffo v. Dagousset, et al., Case No. 2:23-cv-09712-SVW-SK and Hutchinson v. Advent International Corporation, et al., Case No. 2:24-cv-02364, consolidated as In re Olaplex Holdings, Inc. Stockholder Derivative Litigation, Lead Case No. 2:23-cv-09712-SVW-SK (the “Consolidated Derivative Action”), filed derivatively on behalf of Olaplex and pending in the United States District Court for the Central District of California (the “Court”); and the Section 220 demand for inspection of the Company’s books and records made by stockholder Kajeel Patel (the “Demand” and with the Consolidated Derivative Action, the “Derivative Matters”).ii The Settlement, which is subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, settle, release, resolve, and dismiss with prejudice the Released Claims upon and subject to the terms and conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms (“Reforms”), as outlined in Exhibit A to the Stipulation, and provides that Defendants shall cause their insurers to pay an agreed-to Fee and Expense Amount to Plaintiffs’ Counsel of $700,000, subject to Court approval, and that Plaintiffs’ Counsel may also move the Court to approve Service Awards to each of the three Plaintiffs, to be paid from the Fee and Expense Amount, in the amount of two thousand five hundred dollars ($2,500.00) each.

This Notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation by visiting the SEC Filings portion of Olaplex’s website at https://ir.olaplex.com/sec-filings/all-sec-filings, reviewing Olaplex’s U.S. Securities and Exchange Commission (“SEC”) filings, contacting Plaintiffs’ Counsel at the addresses listed below, or inspecting the full Stipulation filed with the Clerk of the Court.
Summary
On May 7, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be disseminated to Current Olaplex Shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on July 27, 2026 at 1:30 p.m. before the Honorable Stephen V. Wilson, in Courtroom 10A of the First Street United States Courthouse, 350 West 1st Street, Suite 4311 Los Angeles, CA 90012-4565, with the discretion to proceed telephonically or remotely, to, among other things: (i) determine whether the proposed Settlement is fair, reasonable, and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Derivative Action with prejudice, and releasing Plaintiffs’ Released Claims against Defendants’ Released Persons (the “Judgment”); (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and expenses; (v) consider the payment of Service Awards to the three Plaintiffs, which shall be funded from the attorneys’ fees and expenses awarded by the Court; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Demand will be withdrawn.
Upon the Effective Date, Olaplex, Plaintiffs, and each of the Current Olaplex Shareholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged their right to assert derivatively on behalf of the Company any and all of Plaintiffs’ Released Claims (including Unknown Claims) against Defendants’ Released Persons, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting derivatively on behalf of the Company any and all of Plaintiffs’ Released Claims against the Defendants’ Released Persons. In addition, upon that date, Olaplex shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally, and forever released, relinquished and discharged its right to assert directly any and all of Plaintiffs’ Released Claims against Defendants’ Released Persons, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting any of Plaintiffs’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
Upon the Effective Date, Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each any and all of Defendants’ Released Claims against Plaintiffs’ Released Persons. Defendants shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting any Defendants’ Released Claims against Plaintiffs’ Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
Why is there a Settlement?
The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation. The Parties also agree that the Reforms confer significant benefits to Olaplex and Olaplex’s shareholders.
Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Matters and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative

Matters and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Olaplex or its shareholders, or any wrongdoing whatsoever. Defendants further deny that Olaplex has suffered any damage, injury, or other harm as a result of any action or inaction on their part. Had the terms of this Stipulation not been reached, Defendants assert that they would have continued to contest vigorously Plaintiffs’ allegations, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Matters. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Matters, or any liability with respect thereto, Defendants have determined that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.
The Settlement Hearing and Your Right to Object to the Settlement
Any Current Olaplex Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection. At least twenty-one (21) days prior to the Settlement Hearing, an objector must: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Olaplex common stock as of April 24, 2026 and through the date of the Settlement Hearing (including the number of shares of Olaplex common stock held and the date of purchase), (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear and requesting to be heard at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve an objection in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.
IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JULY 6, 2026. The Clerk’s address is:
Clerk of the Court
United States District Court for the Central District of California
First Street United States Courthouse
350 W. First Street, 4th Floor
Los Angeles, CA 90012-2111
YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN JULY 6, 2026. Counsel’s addresses are:
Counsel for Plaintiffs
Timothy Brown
THE BROWN LAW FIRM
767 Third Avenue, Suite 2501
New York, NY 10017
Melissa A. Fortunato
BRAGAR EAGEL & SQUIRE, P.C.
515 S. Flower Street, Suite 1800
Los Angeles, CA 90071

Seth D. Rigrodsky
RIGRODSKY LAW, P.A.
1007 North Orange Street, Suite 453
Wilmington, DE 19801
Counsel for Defendants
Anne Johnson Palmer
ROPES & GRAY LLP
One Maritime Plaza, Suite 1800
300 Clay Street
San Francisco, CA 94111
An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Olaplex shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.
Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.
If you are a Current Olaplex Shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.
If you held Olaplex common stock as of April 24, 2026 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement.
CURRENT OLAPLEX STOCKHOLDERS AS OF APRIL 24, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
Interim Stay and Injunction
    Pending the Court’s determination as to final approval of the Settlement, the Plaintiffs and all other Olaplex shareholders, derivatively on behalf of Olaplex, are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiffs’ Released Claims derivatively against any of Defendants’ Released Persons.
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You may obtain further information by contacting counsel for Plaintiffs at: Timothy Brown, The Brown Law Firm, 767 Third Avenue, Suite 2501, New York, NY 10017, Email: tbrown@thebrownlawfirm.net; or Melissa A. Fortunato, Bragar, Eagel, & Squire, P.C., 515 S. Flower Street, Suite 1800, Los Angeles, CA 90071, Email: fortunato@bespc.com; or Seth D. Rigrodsky, Rigrodsky Law, P.A., 1007 North Orange Street, Suite 453, Wilmington, DE 19801. Please Do Not Call the Court or Defendants with Questions About the Settlement.
i A derivative action is an action brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders

ii All capitalized terms used in this Notice, unless otherwise defined below, have the same meanings used in the Stipulation